Exhibit 99.1

PC Connection, Inc. Reports Fourth Quarter and Full Year Results

MERRIMACK, N.H.--(BUSINESS WIRE)--February 4, 2010--PC Connection, Inc. (NASDAQ: PCCC):

FOURTH QUARTER SUMMARY:	FULL YEAR SUMMARY:

Net sales: $463.1 million, up 5% y/y	Net sales: $1,569.7 million, down 10% y/y
Gross margin: 11.3%	Gross margin: 11.8%
Operating income: $6.6 million	Operating loss: $0.7 million
Diluted earnings per share: $0.15 per share	Diluted loss per share: $0.05 per share

PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology (IT) products and services, today announced results for the quarter and year ended December 31, 2009. Net sales for the three months ended December 31, 2009 increased by $24.0 million, or 5.5%, to $463.1 million from $439.1 million for the three months ended December 31, 2008. Net income for the quarter was $4.0 million, or $0.15 per share, compared to net loss of $2.7 million, or $0.10 per share, for the corresponding prior year quarter.

The three months ended December 31, 2009 included an adjustment to special charges that increased earnings and earnings per share, whereas the three months ended December 31, 2008 included a non-cash goodwill impairment charge that reduced earnings and earnings per share. Had these charges not been incurred, pro forma net income for the three months ended December 31, 2009 would have been $3.9 million, or $0.14 per share, compared to $2.7 million, or $0.10 per share for the three months ended December 31, 2008. A reconciliation between net income (loss) on a GAAP basis and pro forma net income is provided in a table below immediately following the Consolidated Statements of Operations.

Net sales for the year ended December 31, 2009 decreased by $184.0 million, or 10.5%, to $1,569.7 million, from $1,753.7 million for the year ended December 31, 2008. Net loss for the year ended December 31, 2009 was $1.2 million, or $0.05 per share, compared to net income of $10.4 million, or $0.39 per share, for the year ended December 31, 2008. Both 2009 and 2008 included special charges that reduced earnings and earnings per share. Had these charges not been incurred, pro forma net income for the year ended December 31, 2009 would have been $6.8 million, or $0.25 per share, compared to $16.7 million, or $0.62 per share, for the year ended December 31, 2008. A reconciliation between net loss (income) on a GAAP basis and pro forma net income is provided in a table below immediately following the Consolidated Statements of Operations.

Quarterly Sales by Business Segment:

  Net sales for the small- and medium-sized business (SMB) segment decreased by 1.9% to $220.8 million compared to the fourth quarter of 2008. SMB sales however increased on a sequential basis by 21% over the third quarter, reflecting increased seasonal consumer sales and higher enterprise solution sales.
  Net sales for MoreDirect, Inc., the Company’s Large Account segment, increased by 8.9% to $123.6 million compared to the fourth quarter of 2008. Sales increased from both new and existing customers as large account customers increased their IT spending both sequentially and year over year.
  Net sales to government and education customers, the Company’s Public Sector segment, increased by 18.0% to $118.7 million compared to the fourth quarter of 2008. Sales to the federal and state governments and education customers increased by double-digits due to increased enterprise sales and continued demand for netbooks, particularly in the K-12 marketplace.

Quarterly Sales by Product Mix:

  Sales of Notebooks and PDAs increased by 6% year over year and accounted for 15% of net sales in the fourth quarter of 2009 and 2008. Higher unit sales offset lower average selling prices, or ASPs, as the growth of netbook sales continued to impact ASPs.
  Software sales increased by 11% year over year in dollars and accounted for 14% of net sales in the fourth quarter of 2009 compared to 13% of net sales in the fourth quarter of 2008. Strong federal government and large account sales drove the year-over-year growth.
  Desktop/Servers sales increased by 15% year over year and accounted for 13% of net sales in the fourth quarter of 2009 compared to 12% of net sales in the fourth quarter of 2008. Higher unit volumes accounted for this increase year over year, which we attribute to both pent-up demand and technology upgrades.
  Memory & System Enhancements sales increased by 33% year over year, accounting for 5% of net sales in the fourth quarter of 2009 compared to 4% of net sales in the corresponding prior year period. Higher sales of notebooks, desktops, and servers drove growth in this product category.

Gross profit dollars increased by $0.6 million, or 1.1%, in the fourth quarter of 2009 from the corresponding period a year ago due to increased revenues. Gross profit margin, as a percentage of net sales, declined year over year by 50 basis points to 11.3% in the fourth quarter of 2009. Higher public sector sales and continued aggressive price competition led to lower invoice product margins in the fourth quarter of 2009 compared to the prior year quarter.

Overall annualized sales productivity increased by 22% in the fourth quarter of 2009 compared to the fourth quarter of 2008 due to double-digit productivity increases in all three sales segments. Sales productivity in the Large Account segment increased by 11% year over year due to higher enterprise revenues. Sales productivity in the Public Sector segment increased by 21% year over year due to productivity gains made in both the government and education sectors. Despite lower revenues, sales productivity in the SMB segment increased by 22% year over year. On a consolidated basis, the total number of sales representatives was 589 at December 31, 2009, compared to 712 at December 31, 2008 and 601 at September 30, 2009. The Company reduced both sales representatives and sales support headcount earlier in 2009 consistent with the previous year-over-year declines in revenues.

Total selling, general and administrative expenses for the quarter was largely unchanged year over year but decreased as a percentage of net sales to 9.9% for the fourth quarter of 2009 from 10.5% for the fourth quarter of 2008. The year-over-year decrease as a percentage of net sales was primarily attributable to increased sales levels in the fourth quarter of 2009.

“We are encouraged by the improvement in our overall performance,” said Patricia Gallup, Chairman and Chief Executive Officer. “During the quarter, the Company grew sales and earnings, improved operating margins, and made progress in our efforts to improve the productivity of each of our three sales organizations.”

“Recognizing that we have a loyal following of customers who purchase from us for their personal and home office needs, in January we started a new sales company, PC Connection Express, Inc. This company will focus on the specialized product requirements of the consumer and small office/home office market.” Ms. Gallup concluded, “We will continue to monitor the changing landscape and identify opportunities that allow us to better serve the marketplace and position us well for future success."

About PC Connection, Inc.

PC Connection, Inc., a Fortune 1000 company, owned three sales companies during the reporting period: PC Connection Sales Corporation, MoreDirect, Inc., and GovConnection, Inc., headquartered in Merrimack, NH, Boca Raton, FL, and Rockville, MD, respectively. All three companies can deliver custom-configured computer systems overnight. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

PC Connection Sales Corporation (1-800-800-5555), the original business of PC Connection, Inc. serving the small- and medium-sized business sector (SMB), is a rapid-response provider of IT products and services. It offers more than 150,000 brand-name products through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its website at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com.

MoreDirect, Inc. (1-561-237-3300), www.moredirect.com, provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. MoreDirect’s TRAXX™ system is a seamless end-to-end interface that empowers clients to electronically source, evaluate, compare prices, and track related technology product purchases in real-time.

GovConnection, Inc. (1-800-800-0019) is a provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, the ability of the Company to manage personnel levels in response to fluctuations in revenue, and other risks that could cause actual results to differ materially from these detailed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 2009. More specifically, the statements in this release concerning the Company’s outlook for 2010 and other statements of a non-historical basis (including statements regarding the Company’s ability to grow revenues and increase market share) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs, and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.

PC Connection, Inc. -- Fourth Quarter Results -- 02/04/10

CONSOLIDATED SELECTED FINANCIAL RESULTS
At or for the Three Months Ended December 31,	2009		2008
(Dollars and shares in thousands, except operating data, price/earnings ratio, and per share data)		% of		% of	%
		Net Sales		Net Sales	Change

Operating Data:
Net sales	$463,121		$439,113		5%
Diluted earnings (loss) per share	$0.15		$(0.10)

Gross profit margin	11.3%		11.8%
Operating margin	1.4%		(0.7)%

Catalogs distributed	2,701,000		3,126,000		(14)%
Orders entered (2)	348,400		361,800		(4)%
Average order size (2)	$1,572		$1,330		18%

Inventory turns (1)	24		20
Days sales outstanding	47		45

Product Mix:
Notebooks & PDAs	$70,676	15%	$66,553	15%	6%
Video, Imaging & Sound	68,570	15	68,114	15	1
Software	62,536	14	56,102	13	11
Desktops/Servers	62,035	13	53,736	12	15
Net/Com Products	52,904	11	51,126	12	3
Storage Devices	37,061	8	37,940	9	(2)
Printers & Printer Supplies	36,403	8	36,713	8	(1)
Memory & System Enhancements	22,326	5	16,741	4	33
Accessories/Other	50,610	11	52,088	12	(3)
Total	$463,121	100%	$439,113	100%	5%

Net Sales of Enterprise Server and Networking Products (included in the above Product Mix):

	$186,767	40%	$164,140	37%	14%

Stock Performance Indicators:
Actual shares outstanding	26,848		26,829
Total book value per share	$8.76		$8.77
Tangible book value per share	$6.93		$6.90
Closing price	$6.75		$5.12
Market capitalization	$181,224		$137,364
Pro forma trailing price/earnings ratio (3)	27		8

(1) Annualized
(2) Does not reflect cancellations or returns
(3) Earnings per share is based on the last four quarters and excludes special charges

SELECTED SEGMENT INFORMATION
For the Three Months Ended December 31,	2009		2008
	Net	Gross	Net	Gross
(amounts in thousands)	Sales	Margin (%)	Sales	Margin (%)

PC Connection Sales Corporation (SMB)	$220,799	12.6%	$225,069	13.6%
MoreDirect (Large Account)	123,573	9.7%	113,422	10.4
GovConnection (Public Sector)	118,749	10.6	100,622	9.5
Total	$463,121	11.3%	$439,113	11.8%

CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended December 31,	2009		2008
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$463,121	100.0%	$439,113	100.0%
Cost of sales	410,622	88.7	387,176	88.2
Gross profit	52,499	11.3	51,937	11.8

Selling, general and administrative expenses	45,984	9.9	46,290	10.5
Special charges	(129)	-	-	-
Goodwill impairment	-	-	8,807	2.0
Income (loss) from operations	6,644	1.4	(3,160)	(0.7)

Interest expense	(132)	-	(133)	-
Other, net	72	-	201	-
Income tax (provision) benefit	(2,617)	(0.5)	383	0.1
Net income (loss)	$3,967	0.9%	($2,709)	(0.6%)

Earnings (loss) per common share:
Basic	$0.15		$(0.10)
Diluted	$0.15		$(0.10)

Weighted average common shares outstanding:
Basic	27,158		26,808
Diluted	27,183		26,808

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31,	2009		2008
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$1,569,656	100.0%	$1,753,680	100.0%
Cost of sales	1,384,860	88.2	1,538,836	87.7
Gross profit	184,796	11.8	214,844	12.3

Selling, general and administrative expenses	172,654	11.0	186,728	10.7
Special charges	12,826	0.8	1,431	0.1
Goodwill impairment	-	-	8,807	0.5
(Loss) income from operations	(684)	-	17,878	1.0

Interest expense	(517)	-	(681)	-
Other, net	524	-	811	-
Income tax provision	(545)	(0.1)	(7,642)	(0.4)
Net (loss) income	($1,222)	(0.1)%	$10,366	0.6%

(Loss) earnings per common share:
Basic	$(0.05)		$0.39
Diluted	$(0.05)		$0.39

Weighted average common shares outstanding:
Basic	26,833		26,828
Diluted	26,833		26,896

A RECONCILIATION BETWEEN GAAP AND PRO FORMA RESULTS
This information is being provided so as to allow for a comparison of our operating results without special charges.

December 31,	Three Months Ended		Years Ended
(amounts in thousands)	2009	2008	2009	2008

GAAP net income (loss)	$3,967	($2,709)	($1,222)	$10,366
Special charges (after tax):
Software development write-off and related charges	-	-	7,378	-
Management restructuring	(78)	-	693	906
Goodwill impairment	-	5,383	-	5,383
Total special charges (after tax)	(78)	5,383	8,071	6,289

Pro forma net income	$3,889	$2,674	$6,849	$16,655

CONSOLIDATED BALANCE SHEETS	December 31,	December 31,
(amounts in thousands)	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$46,297	$47,003
Accounts receivable, net	218,095	185,885
Inventories	67,391	60,813
Deferred income taxes	3,386	4,244
Income taxes receivable	935	1,448
Prepaid expenses and other current assets	2,750	3,626
Total current assets	338,854	303,019
Property and equipment, net	12,420	24,483
Goodwill	48,060	48,060
Other intangibles, net	1,279	2,220
Other assets	482	385
Total Assets	$401,095	$378,167

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current maturities of capital lease obligation to affiliate	$780	$699
Accounts payable	125,120	101,783
Accrued expenses and other liabilities	20,441	19,993
Accrued payroll	8,843	6,337
Total current liabilities	155,184	128,812
Capital lease obligation to affiliate, less current maturities	2,830	3,610
Deferred income taxes	3,849	6,183
Other liabilities	3,966	4,238
Total Liabilities	165,829	142,843
Stockholders’ Equity:
Common stock	274	273
Additional paid-in capital	97,213	95,997
Retained earnings	141,114	142,336
Treasury stock at cost	(3,335)	(3,282)
Total Stockholders’ Equity	235,266	235,324
Total Liabilities and Stockholders’ Equity	$401,095	$378,167

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Year Ended December 31, 2009 (amounts in thousands)
	Common Stock		Additional	Retained	Treasury Shares
	Shares	Amount	Paid-In Capital	Earnings	Shares	Amount	Total

Balance – January 1, 2009	27,326	$273	$95,997	$142,336	(492)	$(3,282)	$235,324

Stock-based compensation expense	-	-	1,420	-	-	-	1,420

Issuance of common stock under Employee
Stock Purchase Plan	49	1	274	-	-	-	275

Nonvested stock awards	-	-	(372)	-	58	372	-

Repurchase of common stock for treasury	-	-	-	-	(93)	(425)	(425)

Tax shortfall from stock-based compensation	-	-	(106)	-	-	-	(106)

Net loss	-	-	-	(1,222)	-	-	(1,222)

Balance – December 31, 2009	27,375	$274	$97,213	$141,114	(527)	$(3,335)	$235,266

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, (amounts in thousands)	2009	2008

Cash Flows from Operating Activities:

Net (loss) income	$(1,222)	$10,366
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Non-cash portion of special charges	11,625	-
Goodwill impairment	-	8,807
Depreciation and amortization	6,796	6,965
Provision for doubtful accounts	2,354	2,277
Deferred income taxes	(1,476)	(639)
Stock-based compensation expense	1,420	1,823
Loss on disposal of fixed assets	16	614
Tax shortfall from stock-based compensation	(106)	(98)
Excess tax benefit from exercise of stock options	-	(3)

Changes in assets and liabilities:
Accounts receivable	(34,564)	14,054
Inventories	(6,578)	15,277
Prepaid expenses and other current assets	1,389	(407)
Other non-current assets	(97)	(67)
Accounts payable	23,471	(9,191)
Accrued expenses and other liabilities	2,682	(4,623)
Net cash provided by operating activities	5,710	45,155

Cash Flows from Investing Activities:

Purchases of property and equipment	(5,569)	(10,370)
Proceeds from sale of property and equipment	2	44
Net cash used for investing activities	(5,567)	(10,326)

Cash Flows from Financing Activities:

Proceeds from short-term borrowings	22,401	37,343
Repayment of short-term borrowings	(22,401)	(37,343)
Repayment of capital lease obligation	(699)	(527)
Purchase of treasury shares	(425)	(1,537)
Issuance of stock under Employee Stock Purchase Plan	275	257
Exercise of stock options	-	203
Net share settlement obligation	-	34
Excess tax benefit from exercise of stock options	-	3
Net cash used for financing activities	(849)	(1,567)
(Decrease) increase in cash and cash equivalents	(706)	33,262
Cash and cash equivalents, beginning of period	47,003	13,741
Cash and cash equivalents, end of period	$46,297	$47,003

pccc-g

CONTACT:
PC Connection, Inc.
Stephen Baldridge, 603-683-2322
Sr. Vice President of Finance & Corporate Controller